THIRTEENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
This Thirteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between ETF Series Solutions and Foreside Fund Services, LLC (together, the “Parties”) is made effective as of May 27, 2026.
WHEREAS, the Parties desire to amend Exhibit A of the Agreement.
WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF SERIES SOLUTIONS	FORESIDE FUND SERVICES, LLC

By: /s/ Kristina R. Nelson	By: /s/ Teresa Cowan
Name: Kristina R. Nelson	Name: Teresa Cowan
Title: President	Title: President
Date: 5/28/26	Date: 5/28/26

EXHIBIT A

Point Bridge America First ETF
Defiance Quantum ETF
Defiance Connective Technologies ETF
Defiance Drone and Modern Warfare ETF
Defiance GRNY Option Income ETF
Defiance NUKZ Option Income ETF
Defiance BMNR Option Income ETF
Defiance Retail Kings ETF
Defiance Daily Target 3X Long NVDA ETF
Defiance Daily Target 3X Long TSLA ETF
Defiance Daily Target 3X Long PLTR ETF
Defiance Daily Target 3X Long COIN ETF
Defiance Daily Target 3X Long MSTR ETF
Defiance Daily Target 3X Long HOOD ETF
Defiance Daily Target 3X Long TSM ETF
Defiance Daily Target 3X Long AVGO ETF
Defiance Daily Target 3X Long MSFT ETF
Defiance Daily Target 3X Long AMZN ETF
Defiance Daily Target 3X Long GOOG ETF
Defiance Daily Target 3X Long AAPL ETF
Defiance Daily Target 3X Long SMCI ETF
Defiance Daily Target 3X Long AMD ETF
Defiance Daily Target 3X Long BABA ETF
Defiance Daily Target 3X Long CRCL ETF
Defiance Daily Target 3X Long HIMS ETF
Defiance Daily Target 3X Long BMNR ETF
Defiance Daily Target 3X Long ETH ETF
Defiance Daily Target 3X Long BTC ETF
Defiance Daily Target 3X Long SOLZ ETF
Defiance Daily Target 3X Long GLD ETF
Defiance Daily Target 3X Long GDX ETF
Defiance Daily Target 3X Long MAGS ETF
Defiance Daily Target 3X Long GRNY ETF
Defiance Daily Target 3X Short NVDA ETF
Defiance Daily Target 3X Short TSLA ETF
Defiance Daily Target 3X Short PLTR ETF
Defiance Daily Target 3X Short COIN ETF
Defiance Daily Target 3X Short MSTR ETF
Defiance Daily Target 3X Short HOOD ETF
Defiance Daily Target 3X Short TSM ETF
Defiance Daily Target 3X Short AVGO ETF
Defiance Daily Target 3X Short MSFT ETF
Defiance Daily Target 3X Short AMZN ETF
Defiance Daily Target 3X Short GOOG ETF
Defiance Daily Target 3X Short AAPL ETF
Defiance Daily Target 3X Short SMCI ETF

Defiance Daily Target 3X Short AMD ETF
Defiance Daily Target 3X Short BABA ETF
Defiance Daily Target 3X Short BABA ETF
Defiance Daily Target 3X Short CRCL ETF
Defiance Daily Target 3X Short HIMS ETF
Defiance Daily Target 3X Short BMNR ETF
Defiance Daily Target 3X Short ETH ETF
Defiance Daily Target 3X Short BTC ETF
Defiance Daily Target 3X Short SOLZ ETF
Defiance Daily Target 3X Short GLD ETF
Defiance Daily Target 3X Short GDX ETF
Defiance Daily Target 3X Short MAGS ETF
Defiance Autism Impact ETF
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